Exhibit 99.2
CELERO ENERGY, LP
NORTH WARD ESTES AND ANCILLARY PROPERTIES
Statements of Revenues and Direct Operating Expenses
Six months ended June 30, 2005,
year ended December 31, 2004, and
three months ended December 31, 2003
(With Report of Independent Registered Public
Accounting Firm Thereon)

Independent Auditors’ Report
The Partners
Celero Energy, LP:
We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas properties (the North Ward Estes and Ancillary Properties) acquired in October 2004 by Celero Energy, LP (the Company) for the six months ended June 30, 2005, year ended December 31, 2004, and three months ended December 31, 2003. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1 and are not intended to be a complete presentation of the Company’s interests in the North Ward Estes and Ancillary Properties.
In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the North Ward Estes and Ancillary Properties for the six months ended June 30, 2005, year ended December 31, 2004, and three months ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.
/s/ KPMG LLP
August 11, 2005

CELERO ENERGY, LP
NORTH WARD ESTES AND ANCILLARY PROPERTIES
Statements of Revenues and Direct Operating Expenses
(In thousands)

			Three months
	Six months	Year ended	ended
	ended June 30,	December 31,	December 31,
	2005	2004	2003
Revenues – Oil and gas production	$29,932	37,620	6,628

Direct operating expenses:
Lease operating expenses	8,929	11,036	2,680
Production and other taxes	2,065	2,176	370

	10,994	13,212	3,050

Revenues in excess of direct operating expenses	$18,938	24,408	3,578

See accompanying notes to statements of revenues and direct operating expenses.

2

CELERO ENERGY, LP
NORTH WARD ESTES AND ANCILLARY PROPERTIES
Notes to Statements of Revenues and Direct Operating Expenses
Six months ended June 30, 2005,
year ended December 31, 2004, and
three months ended December 31, 2003
(1)	Basis of Presentation
In October 2004, Celero Energy, LP (Celero) acquired certain producing oil and gas properties (the North Ward Estes and Ancillary Properties) from Crown Oil Partners II, LP (Crown). In October 2003, Crown purchased the primary asset in this property set, the North Ward Estes Field, from ChevronTexaco.
Oil and natural gas revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method, revenues are recognized based on actual volumes of oil and gas sold to purchasers. Direct operating expenses are recognized on the accrual method.
During the periods presented, the North Ward Estes and Ancillary Properties were not accounted for or operated as a separate division by the owners. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.
This statement varies from an income statement in that it does not show certain expenses, which were incurred in connection with the ownership of the North Ward Estes and Ancillary Properties, such as general and administrative expenses, and income taxes. These costs were not separately allocated to the North Ward Estes and Ancillary Properties in the previous owners’ historical financial records and any pro forma allocation would be both time consuming and expensive and would not be a reliable estimate of what these costs would actually have been had the North Ward Estes and Ancillary Properties been operated historically as a stand alone entity. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the North Ward Estes and Ancillary Properties had they been assets of the buyer, due to the greatly varying size, structure, and operations between the buyer and previous owners. This statement also does not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of future costs and those costs which would be incurred by the buyer upon allocation of the purchase price. Accordingly, the financial statement and other information presented are not indicative of the financial condition and results of operations of the North Ward Estes and Ancillary Properties.
(2)	Use of Estimates in the Preparation of Financial Statements
Preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3	(Continued)

CELERO ENERGY, LP
NORTH WARD ESTES AND ANCILLARY PROPERTIES
Notes to Statements of Revenues and Direct Operating Expenses
Six months ended June 30, 2005,
year ended December 31, 2004, and
three months ended December 31, 2003
(3)	Supplemental Oil and Gas Reserve Information (Unaudited)
Supplemental oil and natural gas reserve information related to the North Ward Estes and Ancillary Properties is reported in compliance with Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities (FAS 69). Net proved oil and natural gas reserves of the North Ward Estes and Ancillary Properties and the standardized measure of discounted future net cash flows related to those reserves were prepared by Netherland, Sewell & Associates, Inc. as of July 1, 2005.
(a)	Estimated Quantities of Proved Oil and Gas Reserves
Proved reserves are estimated quantities of crude oil and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.
The following table presents the estimated remaining net proved and proved developed oil and gas reserves attributable to the North Ward Estes and Ancillary Properties at October 1, 2003, December 31, 2003 and 2004 and June 30, 2005, along with a summary of changes in the quantities of net remaining proved reserves during the three months ended December 31, 2003, year ended December 31, 2004, and six months ended June 30, 2005. Production volumes for prior periods were added back to the above referenced reserve amounts as of July 1, 2005 to arrive at reserve totals at October 1, 2003, December 31, 2003 and 2004.

	Oil and NGLs	Natural Gas	Oil Equivalent
	(MBbls)	(MMcf)	(MBOE)
Proved reserves, October 1, 2003	78,619	32,763	84,080
Production	(214)	(189)	(246)

Proved reserves, December 31, 2003	78,405	32,574	83,834
Production	(925)	(749)	(1,050)

Proved reserves, December 31, 2004	77,480	31,825	82,784
Production	(611)	(533)	(700)

Proved reserves, June 30, 2005	76,869	31,292	82,084

Proved developed reserves:
December 31, 2003	27,861	19,892	31,177
December 31, 2004	26,936	19,143	30,127
June 30, 2005	26,325	18,610	29,427

4	(Continued)

CELERO ENERGY, LP
NORTH WARD ESTES AND ANCILLARY PROPERTIES
Notes to Statements of Revenues and Direct Operating Expenses
Six months ended June 30, 2005,
year ended December 31, 2004, and
three months ended December 31, 2003
(b)	Standardized Measure of Discounted Future Net Cash Flows of Proved Oil and Gas Reserves
In computing the Standardized Measure, future cash inflows were estimated by applying period-end oil and natural gas prices to the estimated future production of June 30, 2005 proved reserves, as adjusted for production. The average prices used for the June 30, 2005 calculations were $49.45 per Bbl for oil and natural gas liquids and $6.15 per Mcf for natural gas, and the prices used for the December 31, 2004 and 2003 calculations were $37.82 and $28.30 per Bbl for oil and ngls and $6.18 and $5.97 per Mcf for natural gas, respectively. Future cash inflows were reduced by estimated future development, abandonment and production costs based on period-end costs in order to arrive at net cash flow before tax. Future income tax expense has not been considered as the North Ward Estes and Ancillary Properties are not a tax paying entity. FAS 69 requires the use of a 10% discount rate.
Discounted future net cash flow estimates like those shown below are not intended to represent estimates of the fair market value of oil and gas properties. Estimates of fair market value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair market value is necessarily subjective and imprecise.
The following are Celero’s estimated standardized measure of discounted future net cash flows from proved reserves attributable to the North Ward Estes and Ancillary Properties (in thousands):

	June 30,	December 31
	2005	2004	2003
Future:
Cash inflows	$3,993,611	3,127,186	2,413,625
Production and development costs	(1,519,640)	(1,540,075)	(1,502,095)

	2,473,971	1,587,111	911,530
10% annual discount for estimating timing of cash flows	(1,551,481)	(995,312)	(571,640)

Standardized measure of discounted future net cash flows	$922,490	591,799	339,890

(4)	Subsequent Events
On July 26, 2005, Celero entered into an agreement whereby it agreed to sell the North Ward Estes and Ancillary Properties, effective July 1, 2005, for approximately $459 million. The sales transaction is expected to close in October 2005, and is subject to certain post-closing adjustments.

5	(Continued)